UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2021
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HIMS & HERS HEALTH, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38986	98-1482650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2269 Chestnut Street, #523
San Francisco, CA 94123
(Address of principal executive offices)
(415) 851-0195
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	HIMS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2021, Spencer Lee resigned from his position as chief financial officer, principal financial officer and principal accounting officer of Hims & Hers Health, Inc. (the “Company”) consistent with previously disclosed plans for Mr. Lee to transition out of the Company. Concurrently with Mr. Lee’s resignation, the Company’s board of directors appointed Irene A. Becklund as interim principal financial officer and principal accounting officer of the Company, effective immediately. Ms. Becklund has served as the Company’s controller since June 2019 and will serve as interim principal financial officer and principal accounting officer while the Company continues its search for a permanent chief financial officer to replace Mr. Lee. As previously disclosed, Mr. Lee is supporting the Company’s ongoing transition plan until a new permanent chief financial officer is appointed. On November 16, 2021, Mr. Lee and the Company entered into a Consulting Agreement pursuant to which Mr. Lee will continue to support the Company as a consultant until February 28, 2022, subject to renewal, and will receive a fee of $15,000 per month.

Prior to joining the Company, Ms. Becklund, 37, served as the controller for various companies, including Minted, an online marketplace of independent artists and designers, from October 2016 to May 2019, Dot & Bo, a furniture ecommerce company, from June 2015 to September 2016, and C12 Energy, a developer of geologic assets, from June 2013 to April 2015. Additionally, Ms. Becklund has nearly seven years of public accounting experience from her time working at KPMG LLP from September 2006 to May 2013. Ms. Becklund is a certified public accountant and holds a bachelor’s degree, with a double major in economics with an accounting emphasis and global studies, from the University of California, Santa Barbara.

In connection with Ms. Becklund’s appointment as interim principal financial officer and principal accounting officer, Ms. Becklund received a grant of 25,000 restricted stock units under the Company’s 2020 Equity Incentive Plan, of which 25% will vest on each of December 15, 2021, March 15, 2022, June 15, 2022, and September 15, 2022, subject to Ms. Becklund’s continued service with the Company through each vesting date. There are no arrangements or understandings between Ms. Becklund and any other persons pursuant to which she was appointed as principal financial officer and principal accounting offer of the Company. There are no family relationships between Ms. Becklund and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. Ms. Becklund is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K. Ms. Becklund has entered into the Company’s standard form of indemnification agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIMS & HERS HEALTH, INC.

Date: November 18, 2021	By:	/s/ Andrew Dudum
Andrew Dudum
Chief Executive Officer